Exhibit 99.1

Anadarko Petroleum Announces Second-Quarter Earnings
Thursday July 31, 12:59 pm ET

HOUSTON--(BUSINESS WIRE)--July 31, 2003--Anadarko Petroleum Corporation (NYSE:APC - News)

  ANNUAL PRODUCTION VOLUMES OF 192 MILLION BOE REAFFIRMED
  $300 MILLION IN ANTICIPATED DEBT REDUCTION
  CUTTING $100 MILLION IN ANNUAL OVERHEAD & OTHER COSTS

Anadarko Petroleum Corporation (NYSE:APC - News) today announced second quarter 2003 net income available to common shareholders of $301 million, or $1.20 per share (diluted), on revenues of $1.28 billion. For the same period in 2002, the company earned $239 million, or 93 cents per share (diluted), on revenues of $1 billion.

Cash flow from operating activities totaled $710 million in the second quarter of 2003, compared with $543 million in the same period in 2002. Cash flow from operations before changes in assets and liabilities totaled $774 million in the second quarter of 2003 compared to $561 million during the same quarter last year. (1)

The company's second quarter earnings include the effect of several items that were not included in the second quarter guidance. These amounts primarily relate to impairments of oil and gas properties of $13 million ($9 million after taxes) and accounting for derivative losses of $29 million ($19 million after taxes).

Year-over-year increases in earnings and cash flow were due to higher commodity prices. The gains were partly offset by lower sales volumes of oil and gas, mainly due to the 2002 divestitures of Canadian heavy oil properties and operational issues in the Gulf of Mexico and Qatar during the second quarter.

"Commodity prices were strong in the second quarter and we showed good production growth compared to the first quarter," said Robert J. Allison, Jr., Anadarko Chairman, President and CEO.

"Going forward, we've announced an aggressive plan to cut costs that I believe sets Anadarko on a road of improved financial discipline and increased shareholder value," Allison added. "We're taking a hard look at every dollar we spend and where we spend it. This increased focus will allow us to be more efficient at reinvesting capital and managing the portfolio, which should give us better margins and returns. Anadarko is a financially strong company with excellent growth opportunities. We've grown dramatically in the past decade with a balanced strategy of exploration and development drilling, supplemented with tactical property acquisitions. Now, we're building on this strategy with several financial initiatives -- such as cutting overhead and planned debt reduction -- all of which should improve our ability to build shareholder value with our core business strategies."

Sales volumes totaled 48 million barrels of oil equivalent (BOE) during the second quarter of 2003, or 527,000 BOE per day, up nearly 6 percent from the first quarter of 2003. In the second quarter of 2002, sales volumes were 50 million BOE, or 546,000 BOE per day.

"We saw strong growth in gas production compared with the first quarter from several areas, including the Vernon and Bossier plays in the Lower 48, from the Gulf of Mexico and Canada," Allison said. "Quarter-to-quarter growth in oil production came mainly from increases in the Ourhoud field in Algeria, Venezuela and in the Gulf of Mexico."

Natural gas volumes in the second quarter of 2003 were 1.74 billion cubic feet (Bcf) per day, compared with 1.71 Bcf per day in the first quarter of 2003. Gas sales in the second quarter of 2002 totaled 1.79 Bcf per day. Anadarko's realized average natural gas price in the second quarter of 2003 was $4.54 per thousand cubic feet (Mcf), compared with $3.05 per Mcf in the same period in 2002.

Oil production in the second quarter of 2003 was 190,000 barrels a day, up from 173,000 barrels a day in the first quarter of 2003. Oil sales in the second quarter of 2002 totaled 205,000 barrels per day. The company's realized oil price averaged $25.41 per barrel in the second quarter of this year, compared with $22.57 per barrel in the second quarter of 2002.

SECOND-QUARTER 2003 OPERATING HIGHLIGHTS

  Onshore, the company drilled a potentially significant gas well in the deep Woodbine play in Texas. The Blackstone Minerals A-249 well had encouraging shows of natural gas. Well testing is scheduled to begin in the third quarter. Anadarko holds a 100 percent working interest in this well.
  Gross production from the Vernon play in North Louisiana increased from an average 120 million cubic feet (MMcf) of gas per day in the first quarter to 180 MMcf per day currently following a step-up in development drilling. Eight Vernon wells with initial production of more than 10 MMcf per day each were completed during the quarter. In the Bossier play in East Texas, gross production increased from an average 245 MMcf of gas a day in the first quarter to 300 MMcf a day currently.
  Anadarko and its partners drilled another successful appraisal well at the K2 Gulf of Mexico deepwater discovery on Green Canyon Block 562. Results from this subsalt well suggest the reserve potential could be larger than originally estimated. The company also has an exploration well under way at Green Canyon Block 518 immediately north of the K2 field to test the possible northern extension of the K2 field. Anadarko holds a 100 percent working interest in this block.
  Anadarko made its second natural gas discovery in the Eastern Gulf of Mexico at the deepwater Atlas prospect on Lloyd Ridge Block 50. The company is finalizing plans to drill a delineation well at the Jubilee discovery later this year. Anadarko holds a 100 percent working interest in Atlas and Jubilee. In addition, Anadarko will drill a new exploration prospect in the area this year.
  In the Gulf of Mexico, Anadarko acquired shelf properties from Amerada Hess with proved reserves of nearly 23 million BOE for $225 million. They are expected to add 2.4 million BOE to Anadarko's 2003 volumes. Existing production has been hedged through 2007. This should generate cash margins after operating costs of at least $21 per BOE.

CAPITAL BUDGET & DEBT REDUCTION

Based on current expectations for NYMEX prices of oil and gas, Anadarko will maintain its 2003 capital budget of $2.7 billion and reduce debt this year by $300 million. The $2.7 billion includes the previously announced capital spending budget of $2.5 billion, plus the $225 million acquisition of producing properties in the Gulf of Mexico in June.

PRODUCTION & EARNINGS GUIDANCE

"Anadarko's current production guidance remains 192 million BOE for 2003, and we now expect production growth in 2004 to be between 4 and 10 percent, assuming there are no OPEC constraints," Allison said. "With a greater focus on financial discipline and capital allocation, we expect to set the capital expenditure budget below cash flow expectations for 2004 also. As a result of the lower spending, as well as more conservative forecasting to allow for unexpected production interruptions, our 2004 volume target has been reduced from earlier estimates, but still indicates a very competitive growth rate."

Anadarko expects to earn $285 million, or $1.13 per share (diluted) for the third quarter of 2003, with expected cash flow from operating activities of $755 million. Cash flow from operations before changes in assets and liabilities for the third quarter of 2003 is expected to be $730 million.(1) The expected average number of diluted shares outstanding is 251 million.

For the full year, the company expects earnings of $1.3 billion, or $5.17 per share (diluted) and cash flow from operating activities of $2.9 billion. Cash flow from operations before changes in assets and liabilities for the full year 2003 is expected to be $3.1 billion.(1) The expected average number of diluted shares outstanding is 253 million.

"We've trimmed our estimates a little to reflect softening NYMEX futures prices, particularly for natural gas, where the forward-month strip has declined by over 20 percent over the last six weeks," Allison said.

PRICE ASSUMPTIONS

Anadarko's 2003 estimates now assume average NYMEX oil prices of $29 per barrel for the third quarter, and $27.40 per barrel for the remainder of the year, with a full-year average of $29.80 per barrel. The company's NYMEX natural gas price estimate is $4.75 per Mcf for the third quarter, and $4.85 per Mcf for the remainder of the year, with a full-year average of $5.40 per Mcf.

To determine realized prices, Anadarko used these estimates, plus or minus an expected price differential for each of the company's major producing areas, and any adjustment for hedge positions.

For 2003, Anadarko has hedged approximately 52 percent of its natural gas production for the third quarter and 51 percent for the fourth quarter. About 36 percent of Anadarko's oil production is hedged in the second half of 2003. The hedge positions are under both fixed-price transactions and collared transactions, which use price ceilings and floors to help ensure sales prices within a determined range.

VOLUME ASSUMPTIONS

Oil and gas sales volumes are expected to total 49 million BOE in the third quarter. Full-year 2003 sales volumes are expected to total 192 million BOE.

FINANCIAL DATA

Three pages of summary financial data for the second quarter of 2003 follow. There is also a page with detailed financial guidance for the third quarter and full year and a summary of the company's current hedge positions for the remainder of 2003 and 2004.

EARNINGS CONFERENCE CALL AUGUST 1 AT 9:30 A.M. CDT (10:30 A.M. EDT)

Anadarko will host a conference call tomorrow, August 1, at 9:30 a.m. Central Daylight Time (10:30 a.m. Eastern Daylight Time) to discuss second-quarter 2003 results and the company's outlook. The dial-in number is 913-981-4910, and the confirmation number is 410893.

For complete instructions on how to participate and to view additional information that will be presented during the call, visit our website at www.anadarko.com.

ANADARKO OPERATIONS REPORT

For more details on Anadarko's operations, please see the comprehensive report on individual wells drilled during the second quarter. The report will be available today at www.anadarko.com.

Anadarko Petroleum Corporation is one of the world's largest independent oil and gas exploration and production companies. Houston-based Anadarko is active in the U.S., Canada, Algeria, Qatar and Venezuela and is executing strategic exploration programs in several other countries. More information is available at www.anadarko.com.

(1) See accompanying tables for a reconciliation of GAAP to non-GAAP financial measures utilized in calculating cash flow from operations before changes in assets and liabilities, and a statement indicating why management believes the non-GAAP measure of cash flow is useful information to investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. Anadarko discloses proved reserves that comply with the Securities and Exchange Commission's (SEC) definitions. Additionally, Anadarko may disclose estimated reserves, which the SEC guidelines do not allow us to include in filings with the SEC. See Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2002 Annual Report on Form 10-K.

-0-

               Anadarko Petroleum Corporation
         Reconciliation of GAAP to Non-GAAP Measure

Below is a reconciliation of cash provided by operating activities
(GAAP) to cash flow from operations before changes in assets and liabilities (non-GAAP) as required under Regulation G of the
Securities Exchange Act of 1934.

The company uses cash flow from operations before changes in assets and liabilities to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                          Quarter Ended   Year to Date
                                             June 30         June 30
                                          --------------  ------------
millions                                     2003  2002    2003  2002
----------------------------------------------------------------------
Cash Flow
----------------------------------------------------------------------
Net cash provided by operating
 activities                                  $710  $543  $1,415  $961
Add back:
   Change in accounts receivable             (202)   19      64   (95)
   Change in accounts payable and
    accrued expenses                          277     4       4   108
   Change in other items - net                (11)   (5)     85   (14)
----------------------------------------------------------------------
Cash flow from operations before changes
 in assets and liabilities                   $774  $561  $1,568  $960
----------------------------------------------------------------------

                    Anadarko Petroleum Corporation
                     Summary Financial Information

                                        Quarter Ended   Year to Date
                                           June 30         June 30
                                        -------------- ---------------
$ and shares in millions                 2003    2002    2003    2002
----------------------------------------------------------------------
Revenues
----------------------------------------------------------------------
Gas sales                                $720    $497  $1,428    $865
Oil and condensate sales                  439     422     884     775
Natural gas liquids sales                  85      56     170      99
Other sales                                33      27      52      53
----------------------------------------------------------------------
Total                                   1,277   1,002   2,534   1,792
----------------------------------------------------------------------
Costs and Expenses
----------------------------------------------------------------------
Operating expenses                        204     200     380     383
Administrative and general                 86      77     174     149
Depreciation, depletion and amortization  323     274     613     541
Other taxes                                71      62     146     118
Impairments related to oil and gas
 properties                                13      25      18      33
----------------------------------------------------------------------
Total                                     697     638   1,331   1,224
----------------------------------------------------------------------
Operating Income                          580     364   1,203     568
----------------------------------------------------------------------
Other (Income) Expense
----------------------------------------------------------------------
Interest expense                           68      48     128      97
Other (income) expense                     40     (21)      3       2
----------------------------------------------------------------------
Total                                     108      27     131      99
----------------------------------------------------------------------
Income before Income Taxes                472     337   1,072     469
----------------------------------------------------------------------
Income Tax Expense                        170      96     398     139
----------------------------------------------------------------------
Net Income Before Cumulative Effect of
 Change in Accounting Principle          $302    $241    $674    $330
----------------------------------------------------------------------
Preferred Stock Dividends                   1       2       2       3
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders Before Cumulative Effect
 of Change in Accounting Principle       $301    $239    $672    $327
----------------------------------------------------------------------
Cumulative Effect of Change in
 Accounting Principle                       -       -      47       -
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders                            $301    $239    $719    $327
----------------------------------------------------------------------
Per Common Share
----------------------------------------------------------------------
Net income - before change in accounting
 principle - basic                      $1.21   $0.96   $2.70   $1.32
Net income - before change in accounting
 principle - diluted                    $1.20   $0.93   $2.65   $1.27
Change in accounting principle - basic  $   -   $   -   $0.19   $   -
Change in accounting principle -
 diluted                                $   -   $   -   $0.18   $   -
Net income - basic                      $1.21   $0.96   $2.89   $1.32
Net income - diluted                    $1.20   $0.93   $2.83   $1.27
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Basic                      250     248     249     248
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Diluted                    252     259     255     261
----------------------------------------------------------------------

                    Anadarko Petroleum Corporation
                     Summary Financial Information

                                          Quarter
                                           Ended      Year to Date
                                          June 30        June 30
                                        ----------- -----------------
$ in millions                           2003  2002     2003     2002
---------------------------------------------------------------------
Cash Flow
---------------------------------------------------------------------
Net income before cumulative effect of
 change in accounting principle         $302  $241     $674     $330
Depreciation, depletion and
 amortization                            323   274      613      541
Amortization of restricted stock           3     2        6        7
Interest expense - zero coupon
 debentures                                1     3        4        6
Deferred income taxes                    109    44      263       53
Impairments related to oil and gas
 properties                               13    25       18       33
Other non-cash items                      23   (28)     (10)     (10)
---------------------------------------------------------------------
Cash Flow from Operations                774   561    1,568      960
---------------------------------------------------------------------
(Increase) decrease in accounts
 receivable                              202   (19)     (64)      95
Decrease in accounts payable and
 accrued expenses                       (277)   (4)      (4)    (108)
Other items - net                         11     5      (85)      14
---------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                             $710  $543   $1,415     $961
---------------------------------------------------------------------

---------------------------------------------------------------------
Capital Expenditures
---------------------------------------------------------------------
Capital spending                        $826  $453   $1,363   $1,185
Capitalized interest                      30    41       64       79
Capitalized overhead                      45    57       97      100
---------------------------------------------------------------------
Total                                   $901  $551   $1,524   $1,364
---------------------------------------------------------------------

                                                    June 30, Dec. 31,
                                                      2003     2002
---------------------------------------------------------------------
Condensed Balance Sheet
---------------------------------------------------------------------
Current assets                                       $1,494   $1,280
Net properties and equipment                         16,759   15,098
Other assets                                            468      436
Goodwill                                              1,472    1,434
---------------------------------------------------------------------
Total Assets                                        $20,193  $18,248
---------------------------------------------------------------------
Current liabilities                                  $2,250   $1,861
Long-term debt                                        5,171    5,171
Other long-term liabilities                           4,965    4,244
Stockholders' equity                                  7,807    6,972
---------------------------------------------------------------------
Total Liabilities and Stockholders'
 Equity                                             $20,193  $18,248
---------------------------------------------------------------------
Capitalization
---------------------------------------------------------------------
Total debt                                           $5,616   $5,471
Stockholders' equity                                  7,807    6,972
---------------------------------------------------------------------
Total                                               $13,423  $12,443
---------------------------------------------------------------------
Capitalization Ratios
---------------------------------------------------------------------
Total debt                                               42%      44%
Stockholders' equity                                     58%      56%
---------------------------------------------------------------------

                     Anadarko Petroleum Corporation
                          Volumes and Prices

                                       Quarter Ended   Year to Date
                                          June 30         June 30
                                      --------------- ---------------
                                        2003    2002    2003    2002
---------------------------------------------------------------------
Natural Gas
---------------------------------------------------------------------
United States
---------------------------------------------------------------------
Volumes, billion cubic feet              122     131     241     261
Average daily volumes, million cubic
 feet per day                          1,350   1,435   1,333   1,446
Price per thousand cubic feet          $4.46   $3.02   $4.48   $2.63
---------------------------------------------------------------------
Canada
---------------------------------------------------------------------
Volumes, billion cubic feet               36      32      71      64
Average daily volumes, million cubic
 feet per day                            391     356     390     352
Price per thousand cubic feet          $4.81   $3.17   $4.90   $2.79
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, billion cubic feet              158     163     312     325
Average daily volumes, million cubic
 feet per day                          1,741   1,791   1,723   1,798
Price per thousand cubic feet          $4.54   $3.05   $4.58   $2.66
---------------------------------------------------------------------
Crude Oil and Condensate
---------------------------------------------------------------------
United States
---------------------------------------------------------------------
Volumes, million barrels                   8       8      17      16
Average daily volumes, thousand
 barrels per day                          97      85      94      88
Price per barrel                      $26.05  $23.29  $26.92  $21.09
---------------------------------------------------------------------
Canada
---------------------------------------------------------------------
Volumes, million barrels                   2       3       3       7
Average daily volumes, thousand
 barrels per day                          17      37      17      37
Price per barrel                      $27.04  $20.21  $27.22  $18.17
---------------------------------------------------------------------
Algeria
---------------------------------------------------------------------
Volumes, million barrels                   5       6      10      11
Average daily volumes, thousand
 barrels per day                          58      61      53      60
Price per barrel                      $25.36  $23.48  $28.25  $22.08
---------------------------------------------------------------------
Other International
---------------------------------------------------------------------
Volumes, million barrels                   2       2       3       4
Average daily volumes, thousand
 barrels per day                          18      22      17      23
Price per barrel                      $20.55  $21.21  $22.41  $18.19
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, million barrels                  17      19      33      38
Average daily volumes, thousand
 barrels per day                         190     205     181     208
Price per barrel                      $25.41  $22.57  $26.91  $20.53
---------------------------------------------------------------------
Natural Gas Liquids
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, million barrels                   4       4       8       7
Average daily volumes, thousand
 barrels per day                          47      42      44      41
Price per barrel                      $20.09  $14.43  $21.49  $13.17
---------------------------------------------------------------------
Total Barrels of Oil Equivalent (BOE)
---------------------------------------------------------------------
Volumes, million BOE                      48      50      93      99
Average daily volumes, thousand BOE
 per day                                 527     546     512     549

                    Anadarko Petroleum Corporation
                          Third Quarter 2003
                      Financial Model - Guidance

                                   2nd Quarter         3rd Quarter
                                     Actuals             Forecast
                              ----------------------------------------
                                  $MM     $/Share     $MM     $/Share
                              ----------------------------------------
Net Income                       $301       $1.20    $285       $1.13
Cash Flow from Operations
 before changes in assets and
 liabilities                     $774                $730
    Changes in assets and
     liabilities                 $(64)                $25
Cash Flow from Operating
 Activities                      $710                $755
----------------------------------------------------------------------
Price Deck (NYMEX)                        ($/Unit)            ($/Unit)
  Crude Oil ($/Bbl)                        $28.96              $29.00
  Natural Gas ($/Mcf)                       $5.40               $4.75
  Natural Gas Liquids (% of
   NYMEX Oil)                                  69%                 69%
----------------------------------------------------------------------
                                          Price                Price
                                          Differ-              Differ-
                                          ential               ential
                                Volumes   ($/Unit)   Volumes  ($/Unit)
                              ----------------------------------------
Total Sales (MMBoe)                48                  49

Crude Oil (MBbl/d):               190      $(3.55)    188      $(3.28)
  United States                    97      $(2.90)     95      $(3.45)
  Canada                           17      $(1.92)     16      $(2.37)
  Algeria                          58      $(3.60)     51      $(1.47)
  Other International              18      $(8.41)     25      $(6.82)

Natural Gas (MMcf/d):           1,741      $(0.86)  1,831      $(0.51)
  United States                 1,350      $(0.94)  1,429      $(0.43)
  Canada                          391      $(0.60)    402      $(0.79)

Natural Gas Liquids (MBbl/d):      47                  36
  United States                    45                  34
  Canada                            2                   2
----------------------------------------------------------------------
                                $MM                 $MM
                              --------            --------
Other Revenues:
  Marketing Margin (Sales -
   Costs)                         $16                 $14
  Minerals and Other              $17                 $16

                                $MM        $/Boe     $MM       $/Boe
                              ----------------------------------------
Costs and Expenses:
  Operating Costs                $204       $4.25    $207       $4.25
  Administrative and General      $86                 $80
  Depreciation, Depletion and
   Amortization                  $323       $6.72    $336       $6.90
  Impairments                     $13                 $10
  Production and Other Taxes
   (% of Rev)                     $71         5.9%    $70         5.7%
  Restructuring Costs              $-                 $25
----------------------------------------------------------------------
                                $MM                 $MM
                              --------            --------
Other Items:
  Interest Expense (a)            $68                 $59
  Other (Income) Expense          $40                  $9
----------------------------------------------------------------------
Federal Tax Rate                               36%                 38%
  Deferred Taxes (% of Total
   Taxes)                                      65%                 56%
----------------------------------------------------------------------
Average Shares Outstanding (MM)
  Basic                                       250                 250
  Diluted                                     252                 251
----------------------------------------------------------------------
                                $MM                 $MM
                              --------            --------
Capital Investment Program       $901                $641
  Capital Budget (Estimated)     $826                $562
  Capitalized Direct Expenses     $45                 $49
  Capitalized Interest            $30                 $31

                                                   Total Year Forecast
                                                  --------------------
                                                    $MM       $/Share
                                                  --------------------
Net Income                                         $1,305       $5.17
Cash Flow from Operations before changes in assets
 and liabilities                                   $3,080
    Changes in assets and liabilities               $(150)
Cash Flow from Operating Activities                $2,930
----------------------------------------------------------------------
Price Deck (NYMEX)                                            ($/Unit)
  Crude Oil ($/Bbl)                                            $29.80
  Natural Gas ($/Mcf)                                           $5.40
  Natural Gas Liquids (% of NYMEX Oil)                             71%
----------------------------------------------------------------------
                                                              Price
                                                              Differ-
                                                              ential
                                                  Volumes     ($/Unit)
                                                  --------------------
Total Sales (MMBoe)                                   192

Crude Oil (MBbl/d):                                   189      $(4.01)
  United States                                        94      $(4.14)
  Canada                                               16      $(3.35)
  Algeria                                              56      $(2.40)
  Other International                                  23      $(7.94)

Natural Gas (MMcf/d):                               1,785      $(0.98)
  United States                                     1,377      $(0.98)
  Canada                                              408      $(0.96)

Natural Gas Liquids (MBbl/d):                          40
  United States                                        38
  Canada                                                2
----------------------------------------------------------------------
                                                    $MM
                                                  --------
Other Revenues:
  Marketing Margin (Sales - Costs)                    $48
  Minerals and Other                                  $65

                                                    $MM         $/Boe
                                                  --------------------
Costs and Expenses:
  Operating Costs                                    $796       $4.15
  Administrative and General                         $328
  Depreciation, Depletion and Amortization         $1,296       $6.75
  Impairments                                         $60
  Production and Other Taxes (% of Rev)              $288         5.8%
  Restructuring Costs                                 $30
----------------------------------------------------------------------
                                                    $MM
                                                  --------
Other Items:
  Interest Expense (a)                               $244
  Other (Income) Expense                              $19
----------------------------------------------------------------------
Federal Tax Rate                                                   37%
  Deferred Taxes (% of Total Taxes)                                61%
----------------------------------------------------------------------
Average Shares Outstanding (MM)
  Basic                                                           249
  Diluted                                                         253
----------------------------------------------------------------------
                                                    $MM
                                                  --------
Capital Investment Program                         $2,724
  Capital Budget (Estimated)                       $2,407
  Capitalized Direct Expenses                        $192
  Capitalized Interest                               $125

(a) Interest expense for the second quarter and full year includes $8 million of debt issuance cost associated with the redemption of the convertible debentures in April.

                    Anadarko Petroleum Corporation
                            Hedge Position
                         As of June 30, 2003

                               Fixed and
                               Physical
                               Contracts           2-Way Collars
                                      Nymex
                             Volume   Price   Volume  Floor  Ceiling
Crude Oil                   Bbl/day   $/Bbl   Bbl/day  $/Bbl   $/Bbl

United States
3rd Qtr 2003                 14,000  $25.39    3,750  $25.00  $28.29
4th Qtr 2003                 14,000  $25.39    3,750  $25.00  $28.29
                            ------------------------------------------
Remainder Year 2003          14,000  $25.39    3,750  $25.00  $28.29
                            ------------------------------------------
                            ------------------------------------------
Total Year 2004               8,000  $23.09    3,260  $22.00  $26.32
                            ------------------------------------------
                            ------------------------------------------
Total Year 2005                   -            1,986  $22.00  $26.32
                            ------------------------------------------
Algeria
                            ------------------------------------------
Total Year 2004                   -                -
                            ------------------------------------------

Total Crude Oil, All Locations
3rd Qtr 2003                 14,000  $25.39    3,750  $25.00  $28.29
4th Qtr 2003                 14,000  $25.39    3,750  $25.00  $28.29
                            ------------------------------------------
Remainder Year 2003          14,000  $25.39    3,750  $25.00  $28.29
                            ------------------------------------------
                            ------------------------------------------
Total Year 2004               8,000  $23.09    3,260  $22.00  $26.32
                            ------------------------------------------
                            ------------------------------------------
Total Year 2005                   -      $-    1,986  $22.00  $26.32
                            ------------------------------------------

                                      Nymex
                             Volume   Price   Volume   Floor  Ceiling
Natural Gas                 MMMBtu/d $/MMBtu MMMBtu/d $/MMBtu $/MMBtu

United States
3rd Qtr 2003                  430.0   $4.44     60.7   $4.79   $8.73
4th Qtr 2003                  430.0   $4.44     60.7   $4.79   $8.73
                            ------------------------------------------
Remainder Year 2003           430.0   $4.44     60.7   $4.79   $8.73
                            ------------------------------------------
                            ------------------------------------------
Total Year 2004               200.0   $3.88     44.3   $4.29   $6.43
                            ------------------------------------------
                            ------------------------------------------
Total Year 2005                   -             26.3   $3.76   $5.65
                            ------------------------------------------
Canada
3rd Qtr 2003                   68.2   $3.37        -
4th Qtr 2003                   65.1   $3.24        -
                            ------------------------------------------
Remainder Year 2003            66.7   $3.31        -      $-      $-
                            ------------------------------------------
                            ------------------------------------------
Total Year 2004                58.9   $3.19        -
                            ------------------------------------------
                            ------------------------------------------
Total Year 2005                32.6   $3.00        -
                            ------------------------------------------

Total Natural Gas, All Locations
3rd Qtr 2003                  498.2   $4.29     60.7   $4.79   $8.73
4th Qtr 2003                  495.1   $4.28     60.7   $4.79   $8.73
                            ------------------------------------------
Remainder Year 2003           496.7   $4.29     60.7   $4.79   $8.73
                            ------------------------------------------
                            ------------------------------------------
Total Year 2004               258.9   $3.72     44.3   $4.29   $6.43
                            ------------------------------------------
                            ------------------------------------------
Total Year 2005                32.6   $3.00     26.3   $3.76   $5.65
                            ------------------------------------------

                                           3-Way Collars
                                                   Purchased
                               Volume   Sold Floor   Floor    Ceiling
Crude Oil                      Bbl/day    $/Bbl      $/Bbl     $/Bbl

United States
3rd Qtr 2003                     53,000    $18.62      $23.81  $27.39
4th Qtr 2003                     53,000    $18.62      $23.81  $27.39
                              ----------------------------------------
Remainder Year 2003              53,000    $18.62      $23.81  $27.39
                              ----------------------------------------
                              ----------------------------------------
Total Year 2004                       -
                              ----------------------------------------
                              ----------------------------------------
Total Year 2005                       -
                              ----------------------------------------
Algeria
                              ----------------------------------------
Total Year 2004                  20,000    $18.00      $22.00  $28.07
                              ----------------------------------------
Total Crude Oil, All Locations
3rd Qtr 2003                     53,000    $18.62      $23.81  $27.39
4th Qtr 2003                     53,000    $18.62      $23.81  $27.39
                              ----------------------------------------
Remainder Year 2003              53,000    $18.62      $23.81  $27.39
                              ----------------------------------------
                              ----------------------------------------
Total Year 2004                  20,000    $18.00      $22.00  $28.07
                              ----------------------------------------
                              ----------------------------------------
Total Year 2005                       -        $-          $-      $-
                              ----------------------------------------

                                                    Purchased
                                Volume  Sold Floor    Floor    Ceiling
Natural Gas                    MMMBtu/d   $/MMBtu    $/MMBtu   $/MMBtu

United States
3rd Qtr 2003                      398.8     $2.91       $3.97   $5.01
4th Qtr 2003                      398.8     $2.91       $3.97   $5.01
                              ----------------------------------------
Remainder Year 2003               398.8     $2.91       $3.97   $5.01
                              ----------------------------------------
                              ----------------------------------------
Total Year 2004                   268.8     $2.67       $3.65   $5.30
                              ----------------------------------------
                              ----------------------------------------
Total Year 2005                    18.8     $2.20       $3.00   $4.83
                              ----------------------------------------
Canada
3rd Qtr 2003                          -
4th Qtr 2003                          -
                              ----------------------------------------
Remainder Year 2003                   -        $-          $-      $-
                              ----------------------------------------
                              ----------------------------------------
Total Year 2004                       -
                              ----------------------------------------
                              ----------------------------------------
Total Year 2005                       -
                              ----------------------------------------

Total Natural Gas, All Locations
3rd Qtr 2003                      398.8     $2.91       $3.97   $5.01
4th Qtr 2003                      398.8     $2.91       $3.97   $5.01
                              ----------------------------------------
Remainder Year 2003               398.8     $2.91       $3.97   $5.01
                              ----------------------------------------
                              ----------------------------------------
Total Year 2004                   268.8     $2.67       $3.65   $5.30
                              ----------------------------------------
                              ----------------------------------------
Total Year 2005                    18.8     $2.20       $3.00   $4.83
                              ----------------------------------------

Contact:

     Anadarko Petroleum Corporation, Houston
     Media Contact:
     Teresa Wong, 832-636-1203
     teresa_wong@anadarko.com
     or
     Investor Contacts:
     Paul Taylor, 832-636-3471
     paul_taylor@anadarko.com
     or
     David Larson, 832-636-3265
     david_larson@anadarko.com
     or
     Stewart Lawrence, 832-636-3326
     stewart_lawrence@anadarko.com

Source: Anadarko Petroleum Corporation